SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☑	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

Trust for Professional Managers
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

IMPORTANT SHAREHOLDER UPDATE
Smead Value Fund a series of Trust for Professional Managers.

    URGENT PROXY VOTING REQUEST

Dear Shareholder:

We recently mailed you proxy materials regarding the Special Meeting of Shareholders for the Smead Value Fund, to be held on Friday, November 7, 2014.   These materials describe the proposals and ask for your vote on these important issues. Our records indicate that we have not received your vote. We encourage you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting and avoid additional costs associated with soliciting your vote.

Voting is quick and easy. Please vote now using one of these methods	1. Call 1-844-253-1479 to Speak with a Live Agent and Vote
For you convenience, you may call our toll free number Monday through Friday (9 A.M. to 6 P.M. EST) to speak with a live agent who can assist in registering your vote.
2. Vote By Internet
Please visit the website noted on the enclosed proxy voting card and follow the online instructions.
3. Vote by Mail
Please mail your signed proxy voting card(s) in the postage-paid envelope.
4. Vote by Touch-Tone Phone
Please call the toll-free number printed on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

PLEASE VOTE YOUR PROXY NOW

The Board of Trustees recommends that you vote “FOR” the proposals.

If you have already voted, thank you for your response.  If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-844-253-1479.  In addition, all proxy materials are conveniently available online at the website noted on the enclosed proxy voting card.  We appreciate your immediate attention. Thank you.

SMEAD Value Fund
Outbound Script
Meeting Date: November 7th, 2014
Toll-Free # 1-844-253-1479

Hello, is Mr./Ms. _____________ available?

IF YES:

Hi Mr./Ms. _____________, my name is _____________ and I am calling on a recorded line on behalf of your investment in the Smead Value Fund.  The fund sent you proxy materials requesting that you vote your eligible shares prior to the upcoming Special shareholder meeting scheduled to be held on November 7th, 2014.

Your Board of Trustees has recommended you vote YES on the proposals and we are calling to ask if you would like to vote today and have your name removed from future calls and mailings.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms._____________?  (IF YES) Make note & set up call back time.

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of the Smead Value Fund.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposal as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (844) 253-1479 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote.  We hope you have a great day/evening.

1

SMEAD Value Fund
Outbound Script
Meeting Date: November 7th, 2014
Toll-Free # 1-844-253-1479

IF Not sure how to vote, you may cast a FOR vote, an AGAINST vote or an ABSTAIN vote on the proposal.

How would you like to cast your vote on the proposal?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of the Smead Value Fund.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your vote to (repeat vote intention) with respect to the proposals as set forth in the proxy materials you received.  We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (844) 253-1479 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote.  We hope you have a great day/evening.

What I am being asked to vote on?

Proposal 1:

To approve a change of classification of the Smead Value Fund from a “diversified” fund to a “non-diversified” fund, as such terms are defined under the Investment Company Act of 1940, as amended.

Proposal 2:

To approve the proposed Agreement and Plan of Reorganization, for the Smead Value Fund (the “Acquired Fund”), a series of Trust for Professional Managers, and the Smead Value Fund (the “Acquiring Fund”), a series of Smead Funds Trust, whereby the Acquiring Fund would acquire all of the assets and liabilities of the Acquired Fund in exchange for Class A Shares, Investor Class Shares and Class I1 Shares, respectively, of the Acquiring Fund, which would be distributed pro-rata by the Acquired Fund to its shareholders, in complete liquidation of the Acquired Fund.

2

SMEAD Value Fund
Outbound Script
Meeting Date: November 7th, 2014
Toll-Free # 1-844-253-1479

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script)  Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly.  Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at (844) 253-1479 Monday-Friday 9am-6pm EST.

3